Exhibit 3.1

TERRA INCOME FUND 6, INC.

ARTICLES OF AMENDMENT

Terra Income Fund 6, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Articles”) is hereby amended by deleting the existing definition of “Roll-Up Transaction” in Article IV of the Articles in its entirety and substituting in lieu thereof the following definition to read as follows:

“Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a)	a transaction involving securities of the Corporation that have been Listed for at least twelve months; or

(b)	a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)	voting rights of the holders of Common Shares;

(ii)	the term of existence of the Corporation;

(iii)	Sponsor or Advisor compensation; or

(iv)	the Corporation’s investment objectives.”

SECOND: The Articles are hereby further amended by deleting Subsection (d) of Section 11.3 of the Articles in its entirety.

THIRD: The amendments to the Articles as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FIFTH: Except as amended hereby, the rest and remainder of the Articles shall be and remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 1st day of May, 2019.

ATTEST:			TERRA INCOME FUND 6, INC.

By:	/s/ Gregory M. Pinkus		By:	/s/ Vikram S. Uppal
	Name:	Gregory M. Pinkus		Name:	Vikram S. Uppal
	Title:	Secretary		Title:	Chief Executive Officer